                                                                    Exhibit 10.1

****Confidential treatment has been requested for portions of this contract. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this contract has been filed separately with the Securities and Exchange Commission.

                           THIRD AMENDED AND RESTATED
                     SHAREHOLDERS AND NOTEHOLDERS AGREEMENT

     This Third Amended and Restated Shareholders and Noteholders Agreement, dated as of June 16, 2003 (this "Agreement"), is hereby entered into by and among XM Satellite Radio Holdings Inc., a corporation duly organized under the laws of the State of Delaware (the "Company"); Clear Channel Investments, Inc., a corporation duly organized under the laws of the State of Nevada ("Clear Channel"); Columbia XM Radio Partners, LLC, a limited liability company duly organized under the laws of the Commonwealth of Virginia ("Columbia Radio Partners"); DIRECTV Enterprises, LLC, a limited liability company duly organized under the laws of the State of Delaware ("DIRECTV"); General Motors Corporation, a corporation duly organized under the laws of the State of Delaware (together with its Affiliate, OnStar Corporation, a Delaware corporation, "GM"); Madison Dearborn Capital Partners III, L.P. ("Madison Capital"), Madison Dearborn Special Equity III, L.P. ("Madison Equity"), Special Advisors Fund I, LLC ("Madison Advisors" and, collectively with Madison Capital and Madison Equity, each an entity duly organized under the laws of the State of Delaware, "Madison"); AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC and AEA XM Investors IIA LLC, each a limited liability company organized under the laws of the State of Delaware (individually or collectively "AEA XM"), Columbia XM Satellite Partners III, LLC, a limited liability company duly organized under the laws of the Commonwealth of Virginia ("Columbia Satellite Partners"), Columbia Capital Equity Partners III (QP), L.P., and Columbia Capital Equity Partners II (QP), L.P., each a limited partnership duly organized under the laws of the State of Delaware ("Columbia Equity Partners", and collectively with Columbia Radio Partners and Columbia Satellite Partners, "Columbia"); American Honda Motor Co., Inc., a corporation duly organized under the laws of the State of California ("Honda"); Black Bear Fund I, L.P., a limited partnership duly organized under the laws of the State of California ("Black Bear I"), Black Bear Fund II, L.L.C., a limited liability company duly organized under the laws of the State of California ("Black Bear II"), Black Bear Offshore Master Fund Limited, an exempted company organized under the laws of the Cayman Islands ("Black Bear Fund", and collectively with Black Bear I and Black Bear II, "Black Bear"); and each of the other Persons identified on Exhibit A attached hereto ("Additional Note Purchasers"). Clear Channel, Columbia Radio Partners, DIRECTV, GM and Madison, each in its capacity as a holder of securities in the Company other than Series C Convertible Preferred Stock (as defined below) or Common Stock (as defined below) issuable upon conversion thereof, are collectively referred to herein as the "Original Investors." AEA XM, Columbia Satellite Partners, Columbia Equity Partners, Columbia Radio Partners, DIRECTV, Honda, Madison Capital and Madison Equity, each in its capacity as a holder of the Series C Convertible Preferred Stock or Common Stock issuable upon conversion thereof, are collectively referred to herein as the "Series C Investors." GM, Black Bear, and the Additional Note Purchasers, each in its or his capacity as a holder of New Notes or GM Note (as defined below), as the case may be, or Common Stock issuable upon conversion thereof, are collectively referred to herein as the "Note Investors." The Original Investors, the Series C Investors and the Note Investors are collectively referred to herein as the "Investors." The Company and the Investors are collectively referred to herein as the "Parties."

                                   WITNESSETH

     WHEREAS, the Company, the Original Investors, the Series C Investors and the Note Investors are parties to a Second Amended and Restated Shareholders and Noteholders Agreement, dated January 28, 2003 (the "January 2003 Agreement");

     WHEREAS, the Company owns one hundred percent (100%) of the issued and outstanding shares of common stock of XM Satellite Radio Inc. ("XM");

     WHEREAS, XM Radio Inc., a wholly owned subsidiary of XM, holds a license awarded by the U.S. Federal Communications Commission for the establishment of a Satellite Digital Audio Radio Service ("SDARS") system in the United States;

     WHEREAS, GM has entered into a note purchase agreement with the Company and XM, dated as of December 21, 2002 (the "GM Note Purchase Agreement"), under which GM has acquired a 10% Senior Secured Convertible Note due 2009 issued by the Company and XM, as joint obligors (the "GM Note"), in an aggregate principal amount of $89,042,387, which GM Note bears interest at a rate of 10% per annum that may be paid in cash or, at the Company's option, in Class A Common Stock, and is convertible into Class A Common Stock, on the terms and conditions described in the GM Note Purchase Agreement, received a warrant to purchase 10,000,000 shares of Class A Common Stock (the "GM Warrant") and entered into a credit agreement and other agreements under which GM may receive additional securities of the Company;

     WHEREAS, Black Bear and the Additional Note Investors have entered into a note purchase agreement with the Company and XM, dated as of December 21, 2002 (the "New Note Purchase Agreement"), under which such Note Investors have purchased 10% Senior Secured Discount Convertible Notes due 2009 of the Company and XM in an aggregate principal amount of up to $366,300,000 at maturity, under which they may receive additional notes as payment of certain interest due thereunder (collectively, the "New Notes" and together with the GM Note, the "Notes"), on the terms and conditions described in the New Note Purchase Agreement;

          WHEREAS, the January 2003 Agreement was amended on June 16, 2003 with the written consent of the Company, Investors holding 75% of the aggregate of the Common Stock Deemed Outstanding held by Investors, and greater than 75% of the aggregate principal amount at maturity of the then outstanding Notes held by the Note Investors, which is binding upon each Investor and the Company, by means of three separate consents (collectively, the "Consent Amendment"), copies of which have been provided to all Investors as of the date hereof, which Consent Amendment provided, among other things, for the incorporation of certain covenants as a new Article VIII hereof (the "New Provisions"); and

          WHEREAS, the consent executed by GM also provides that GM consents to the taking of any actions by the Company and XM from time to time after June 16, 2003 that would be permitted by the New Provisions, particularly those in Sections 8.3(xvi) and 8.6(b) hereof, if they had been included in the GM Note Purchase Agreement in lieu of Sections 7.5 through 7.10 and 7.12 through 7.16 thereof, so long as any approval required by Section 5.1(q) hereof is obtained; and

          WHEREAS, the Consent Amendment provided for the amendment and restatement of the January 2003 Agreement reflecting provisions of the Consent Amendment without further consent of the Parties, and this document constitutes such amendment and restatement; and

     WHEREAS, the Company and each of the Investors believe it to be in the best interests of the Company and the mutual best interests of each of the Investors to set forth herein their agreements with respect to certain matters related to the ownership and corporate governance of the Company by amending and restating the January 2003 Agreement.

     NOW, THEREFORE, in consideration for the mutual covenants contained herein, the adequacy, receipt, and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.1 Definitions.

     Accredited Investor: has the meaning specified in Rule 501 of Regulation D promulgated under the Securities Act.

     Affiliate: means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of Sections 5.1, 5.2, 6.1 and 7.12, a member of a limited liability company or a partner of a partnership shall be deemed an Affiliate of said company or partnership.

     Antidilution Protection: means any right to have the relevant price or price ratio for the conversion of securities of the Company into any class of common stock of the Company, or the number of securities issuable upon such conversion, adjusted where the Company sells common stock (or securities convertible into or exercisable or exchangeable for common stock) for a price below a specified dollar amount that is less than the then applicable conversion price of the securities subject to the adjustment or below the market price (as defined in the terms of such right) of the common stock. As used herein, Antidilution Protection is not intended to include stock splits, reorganizations, distributions of stock or rights to all holders of common stock or similar transactions.

     Board or Board of Directors: means the Board of Directors of the Company or a committee consisting of one or more directors lawfully exercising the powers of the Board.

     Business Day: means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or required by law to be closed in New York City or the District of Columbia.

     Capital Stock: means any and all securities, shares, interests, warrants, options, rights to acquire equity or equity-linked securities of the Company, participations or other equivalents (however designated, whether voting or non-voting) in equity of the Company, whether issued by the Company or its Subsidiaries, and whether now outstanding or issued subsequently hereto, including, without limitation, all series and classes of Common Stock and preferred stock of the Company, and all Convertible Securities, including the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the GM Note, the GM Warrant and the New Notes.

     Class A Common Stock: means the Class A Common Stock, par value $0.01 per share, of the Company having one (1) vote per share.

     Clear Channel Operational Assistance Agreement: means the operational assistance agreement dated on or about June 7, 1999, between Clear Channel and the Company, as it may be amended from time to time.

     Commission: means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     Common Stock: means all classes and series of the common stock of the Company, any stock into which such common stock shall have been changed or converted or any stock resulting from any capital reorganization or reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

     Common Stock Deemed Outstanding: means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the conversion, exchange, or exercise in full, of all Convertible Securities, whether or not the Convertible Securities are convertible into or exercisable or exchangeable for Common Stock at such time.

     Communications Act: has the meaning specified in Section 2.1.

     Concurrent Financing Transactions: means (1) the issuance to GM of the GM
Note in lieu of certain guaranteed payments due to GM during the period from 2003 to 2006 under XM's Distribution Agreement with GM (the "Distribution Agreement"), (2) the amendment of the Distribution Agreement to provide for, among other things, the issuance of the GM Note and the payment of up to $35,000,000 in subscriber bounty payments payable to GM in the form of Class

A Common Stock, (3) the issuance of XM's 14% Senior Secured Discount Notes due 2009, warrants to purchase Class A Common Stock (the "Exchange Warrants") and cash in exchange for some or all of XM's outstanding 14% Senior Secured Notes due 2010, (4) entering into a $100,000,000 Senior Secured Credit Facility with GM (the "GM Credit Facility") to finance certain revenue share payments owed to GM under the Distribution Agreement or other amounts which may be owed to GM,
(5) the issuance of the GM Warrant, (6) the issuance and sale, on or before the closing of the transactions described in this definition, to the extent determined to be desirable by the Company, or after the closing, to the extent contemplated by the letter agreement between the Company and BayStar Group, of Class A Common Stock, with or without warrants to purchase Class A Common Stock, in accordance with Section 4(2) of the Securities Act or pursuant to the Company's effective shelf registration statement under the Securities Act, including the proposed sale of 5,555,556 shares of Class A Common Stock and the issuance of a warrant to purchase 900,000 shares of Class A Common Stock, (7) the issuance of the New Notes, and (8) the execution, delivery and performance of all agreements, documents and instruments, including this Agreement, evidencing the transactions described in clauses (1) through (7) of this definition, and all arrangements contemplated thereby.

     Concurrent Financing Transactions Issuances: means the issuances or potential issuances of, without limitation, (1) Class A Common Stock upon conversion of the GM Note and the New Notes, (2) the GM Warrant and the Class A Common Stock upon exercise thereof, (3) the Exchange Warrants and the Class A Common Stock upon exercise thereof, (4) Class A Common Stock as payment of interest on the GM Note, (5) Class A Common Stock as payment of interest under the GM Credit Facility, (6) Class A Common Stock pursuant to the Distribution Agreement in accordance with the terms thereof, and (7) Class A Common Stock and warrants issued and sold as contemplated by clause (6) of the definition of Concurrent Financing Transactions.

     Convertible Securities: means securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities or obligations that are convertible into or exercisable or exchangeable for Common Stock, including, without limitation, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the GM Note, the New Notes and the GM Warrant.

     DIRECTV Operational Assistance Agreement: means the operational assistance agreement dated on or about June 7, 1999 between DIRECTV, Inc. (an Affiliate of DIRECTV) and XM, as it may be amended from time to time.

     Disinterested: means when used in respect of a director, a director who does not have a direct or indirect interest in the terms or nature of the transaction to be entered into (other than as a stockholder of the Company), it being understood that directors of an Affiliate of the Person that designated a director that is not deemed to be Disinterested shall not be deemed to be Disinterested.

     Excluded Securities: means any (a) Common Stock or Convertible Securities outstanding as of January 28, 2003 and any Common Stock issuable upon exercise of such Convertible Securities, (b) Common Stock or Convertible Securities issued under a Qualifying Stock Plan and (c) Common Stock or Convertible Securities issued to Persons who are not Affiliates of the Company as partial consideration for senior debt financing, equipment lease financing or underwritten High Yield Debt financing pursuant to a registered public offering under the Securities Act or pursuant to Rule 144A thereunder.

     FCC: means the Federal Communications Commission, or successor agency thereof.

     GM Warrant: has the meaning specified in the recitals hereto.

     High Yield Debt: means secured or unsecured debt securities issued by the Company or a wholly owned Subsidiary of the Company in a registered public offering or an offering to Qualified Institutional Buyers and/or institutional Accredited Investors under Rule 144A of the Securities Act of at least $50 million after the Series C Closing Date, with or without attached warrants or quasi-equity rights issued by the Company or a Subsidiary of the Company.

     Investors: means the Persons specified in the Preamble.

     Non-Public Capital Stock: means Capital Stock that the Company intends to issue without registration under the Securities Act.

     Notice of Proposed Issuance: has the meaning specified in Section 6.

     Offered Non-Public Capital Stock: has the meaning specified in Section 6.

     Permitted Transferees: means each transferee of any Capital Stock, with the transfer being made in compliance with the provisions hereof.

     Person: means any individual, partnership, corporation, joint venture, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Private Financing Transaction: means a private placement or similar transaction which provides financing to the Company in the amount of $25,000,000 or more, excluding the Concurrent Financing Transactions and Concurrent Financing Transactions Issuances and transactions in which (i) the only investors are Persons that have, or following such transaction will have, substantive business relationship with the Company (other than the ownership of securities of the Company or its Subsidiaries) and (ii) the consideration received by the Company does not consist solely of cash.

     Qualified Institutional Buyer: has the meaning specified in Rule 144A promulgated under the Securities Act.

     Qualifying Stock Plan: means, collectively, all approved stock incentive plans for employees, consultants and non-employee directors, provided that (i) issuances under a

Qualifying Stock Plan do not exceed 10% in the aggregate of the shares of Common Stock Deemed Outstanding and (ii) such Qualifying Stock Plan has been approved by a compensation committee of the Board of Directors or the full Board of Directors, which, in either case, shall include at least one director designated by the Original Investors and which approval shall include the approval of such director so designated.

     Right of First Offer: means the rights granted to each Investor pursuant to
Section 6.1 hereof.

     Securities Act: means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     Series A Convertible Preferred Stock: means the Series A Convertible Preferred Stock, par value $1.00 per share, of the Company having zero (0) votes per share.

     Series B Convertible Preferred Stock: means the Series B Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company having zero
(0) votes per share.

     Series C Closing Date: means August 8, 2000.

     Series C Convertible Preferred Stock: means the Series C Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company, having the same voting rights as the Class A Common Stock determined on an as converted basis.

     Subsidiary: means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the voting power of the outstanding Capital Stock is owned, directly or indirectly, by such Person or one or other Subsidiaries of such Person.

     TCM Group: means Columbia, Madison and Telcom-XM Investors, L.L.C., a Delaware limited liability company.

     TCM: means TCM, LLC, a Delaware limited liability company.

     TCM Operational Assistance Agreement: means the operational assistance agreement dated on or about August 8, 2000 between TCM and the Company, as amended by the parties from time to time.

                                   ARTICLE II.

                       COMPLIANCE WITH COMMUNICATIONS ACT

     Section 2.1 Conduct of Business. The Company, XM and XM Radio Inc. shall, and the Company shall cause XM and its Subsidiaries to, conduct their business in such manner as to comply with all applicable laws and regulations (including but not limited to the

Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC).

     Section 2.2 Cooperation of Investors. The Company and the Investors agree to work cooperatively in connection with the preservation, maintenance and any extension or renewal by XM Radio Inc. of its SDARS license and to provide (and to cause the Company to provide), with reasonable promptness, such information, and assist in making all filings, as may be required or appropriate in accordance with the Communications Act, FCC rules, regulations, and processes to preserve, maintain and extend or renew XM Radio Inc.'s SDARS license.

     Section 2.3 Regulatory Approvals. To the extent that any regulatory approval, notification or other submission or procedure is required or customarily provided in connection with the exercise of any right or obligations as set forth in this Agreement with respect to the transfer or assignment of Capital Stock or changes to the Boards of Directors or appointment rights of such directors (including, but not limited to, FCC approvals (if required) and applicable securities laws), such transfer or assignment of Capital Stock or changes pursuant to this Agreement will be delayed and will only take place after such approval, notification or other submission or procedure has been obtained, submitted or completed.

                                  ARTICLE III.

                   BOARD OBSERVATION; OPERATIONAL INVOLVEMENT

     Section 3.1 Observation Rights.

     (a) For such time as any of GM and DIRECTV (i) continues to hold, in the aggregate, in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company (whether or not converted into shares of Series A Convertible Preferred Stock or Class A Common Stock), GM and DIRECTV together shall be allowed one observer at Board of Directors meetings to represent whichever company does not have a representative serving on the Board of Directors at that time.

     (b) For such time as any of Columbia and Madison (i) continues to hold in excess of 2% of the Common Stock Deemed Outstanding, or (ii) retains at least 50% of its investment in the Company as of the Series C Closing Date, such Investor shall be allowed to have an observer at Board of Directors meetings so long as such company does not have an Affiliate serving as a member of the Board of Directors at that time.

     (c) For such time as Clear Channel (i) continues to hold in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company, Clear Channel shall be allowed an observer at Board of Directors meetings.

     (d) For such time as Honda (i) retains at least 25% of its investment, including debt and equity securities, in the Company (measured by the purchase price paid by Honda for such securities and without regard to (A) whether or not such securities have been converted into any other security of the Company or
(B) the current market value of any such securities) as of

January 28, 2003 and (ii) Honda does not have an Affiliate serving as a member of the Board of Directors, Honda shall be allowed an observer at Board of Directors meetings.

     Section 3.2 Operational Involvement of Clear Channel, DIRECTV and the TCM Group.

     (a) For such time as Clear Channel (i) continues to hold in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company, the Company agrees that Clear Channel shall have operational rights and involvement as set forth in the Clear Channel Operational Assistance Agreement, provided that such rights and involvement shall terminate if Clear Channel ceases to be a wholly-owned subsidiary of Clear Channel Communications, Inc.

     (b) For such time as DIRECTV (i) continues to hold in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company, (whether or not converted into shares of Series A Convertible Preferred Stock or Class A Common Stock), the Company agrees that DIRECTV, Inc. shall have operational rights and involvement as set forth in the DIRECTV Operational Assistance Agreement. Solely during such time as DIRECTV remains a wholly owned subsidiary of Hughes Electronics Corporation, any Capital Stock transferred to Hughes Electronics Corporation by DIRECTV (and held by Hughes Electronics Corporation) shall be treated as Capital Stock held by DIRECTV, for purposes of the preceding sentence.

     (c) For such time as Columbia and Madison (i) continue to hold, in the aggregate, in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retain, in the aggregate, at least 50% of their investment in the Company as of the Series C Closing Date, the Company agrees that the TCM Group shall have operational rights and involvement as set forth in the TCM Operational Assistance Agreement.

                                   ARTICLE IV.

                             CERTAIN REPRESENTATIONS

     Each Party hereby represents and warrants on behalf of itself to each other Party that:

     Section 4.1 Existence and Power. To the extent such Party is an entity:

     (a) it is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation;

     (b) it has the power and authority to own its assets, carry on its business and execute, deliver, and perform its obligations under this Agreement; and

     (c) it is duly qualified to do business and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where such failure to qualify would not have a material adverse effect on the business or financial condition of such Party.

     Section 4.2 Due Authorization; No Contravention. To the extent such Party is an entity, the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action, and do not and will not:

     (a) Breach or violate the terms of its certificate of incorporation (or similar constituent document) or bylaws (or similar constituent document);

     (b) Breach or violate the terms of any material agreement to which it is party; or

     (c) Violate any law or regulation applicable to it, including but not limited to the Communications Act and the rules and regulations promulgated from time to time by the FCC.

     To the extent such Party is an individual, the execution, delivery and performance by him of this Agreement does not and will not breach or violate the terms of any material agreement to which he is a party or violate any law or regulation applicable to him.

     Section 4.3 Binding Effect. This Agreement has been duly authorized (to the extent such Party is an entity), executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE V.

                              CONSENT REQUIREMENTS

     Section 5.1 Investor Approval Rights. For so long as an aggregate of at least 50% of the original aggregate principal amount of the Notes at maturity continues to be held by the Note Investors, the affirmative vote or consent of
Note Investors holding greater than 75% of the aggregate principal amount at maturity of the then outstanding Notes held by Note Investors, voting as a separate class, will be required for the following actions:

     (a) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including any certificate of designations) or By-laws of the Company or any of its Subsidiaries that is material to the rights of the Note Investors;

     (b) Any increase in the outstanding number of shares of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock, except for increases in connection with anti-dilution adjustments under the terms of such securities;

     (c) The issuance of Common Stock or securities convertible into Common Stock, (excluding Common Stock issued in respect of (1) Convertible Securities outstanding on January 28, 2003, (2) securities issued as payment of or in lieu of a dividend or interest payment on securities outstanding on January 28, 2003 and (3) any securities issued pursuant to the agreements contemplated by or which implement the Concurrent Financing Transactions), which would increase the number of shares of Common Stock Deemed Outstanding on January 28, 2003 (after giving effect to the Concurrent Financing Transactions and the Concurrent Financing Transactions Issuances) by 20% or more in one or more than one issuance;

     (d) The incurrence by the Company or any of its Subsidiaries of any indebtedness or the issuance of any securities, in each case, that contain financial, operational or subscriber maintenance or milestone covenants that if not met would put the Company or any of its Subsidiaries in default under the terms of any indebtedness or securities;

     (e) The declaration and payment of any dividends on, or the making of any distribution with respect to, any securities junior to or pari passu with the Notes, other than dividends consisting solely of Class A Common Stock to the holders of Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock to the extent such dividends are required to be paid by the terms of such securities;

     (f) Any merger or consolidation or sale, transfer, assignment, conveyance or other disposition to a third party of all or substantially all of the properties or assets of the Company or any of its Subsidiaries in one or more related transactions;

     (g) The dissolution of the Company or any Subsidiary or adoption of a plan of liquidation for the Company or any Subsidiary;

     (h) The purchase, redemption or other acquisition or retirement by the Company or any Subsidiary for value (including, in connection with any merger or reorganization) of any securities of the Company or any Subsidiary, except that (i) the Company or XM may repurchase or redeem up to 35% of XM's 14% Senior Secured Discount Notes due 2010 (or such applicable percentage as may be required upon a change of control) and exercise any similar option to repurchase or redeem contained in future issuances of High Yield Debt, (ii) the Company or XM may undertake any redemption under any of the documents contemplated by the Concurrent Financing Transactions, including without limitation, an offer to purchase in connection with a change of control, (iii) the Company may redeem its equity securities in an aggregate amount not to exceed $5 million; and (iv) the repurchase, redemption, retirement or acquisition of equity, debt, convertible securities, warrants or similar securities of the Company or XM in connection with any exchange transactions involving the issuance of shares of Class A Common Stock and/or use of cash proceeds of substantially concurrent issuances of Class A Common Stock in exchange for or as a repurchase, redemption, retirement or acquisition of such securities, approved by the Finance Committee of the Company's Board of Directors after June 1, 2003;

     (i) any change in the terms of the Notes or any securities or debt obligations of the Company or its Subsidiaries ranking senior to or on a parity with the Notes (other than with respect to the Company's credit agreement with Boeing Capital Corporation and the Company's mortgage with respect to its headquarters facility) or any change in the terms of securities or debt obligations ranking junior to the Notes as to right of payment or priority with respect to the collateral securing the Notes that increases the seniority of such junior securities or debt obligations so that they rank senior to or on a parity with the Notes; provided, that (a) any change in the terms of the New Notes that is not adverse to the GM Note shall require only the approval of 75% of the aggregate principal amount at maturity of the then outstanding New Notes and (b) any change in the terms of the GM Note that is not adverse to the New Notes shall require only the approval of GM;

     (j) Any action that results in any agreement, arrangement or understanding that would impose material restrictions on the Company's or any of its Subsidiary's ability to honor the exercise of any rights of the Note Investors or violate or conflict with, rights of the Note Investors;

     (k) The making of loans or advances to, transferring properties to, or guaranteeing any indebtedness of the Company's Subsidiaries other than Subsidiaries directly engaged in the satellite radio business;

     (l) Any change in the principal nature of the business of the Company and its Subsidiaries, taken as a whole, to a business other than the satellite radio business or a business substantially related thereto;

     (m) any payments to, or any sale, lease, transfer or other disposition of any of the Company's or any of its Subsidiaries' properties or assets to, or purchase of any property or assets from, or entering into or making or amending any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless the following are complied with:

          (i) Such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

          (ii) the Company delivers to the Note Investors:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this clause (m) and, if an opinion meeting the requirements of clause (B) below has not been obtained, that such Affiliate Transaction has been approved by a majority of the Disinterested members of the Board of Directors with respect to such Affiliate Transaction; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million or any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million where none of the members of the Board of Directors qualifies as Disinterested, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

               The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this clause (m):

               (1) any transaction by the Company or any of its Subsidiaries with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business consistent with industry practice which has been approved by a majority of the members of the Board of Directors of the Company who are Disinterested with respect to such transaction;

               (2) any employment agreement or arrangement or employee benefit plan entered into or instituted by the Company or any of its Subsidiaries in the ordinary course of business of the Company or Subsidiary and which has been approved by a majority of the members of the Board of Directors of the Company who are Disinterested with respect to such transaction;

               (3) transactions between or among the Company and/or its wholly-owned Subsidiaries;

               (4) payment of reasonable directors fees and the provision of customary indemnification to directors, officers and employees of the Company and its Subsidiaries;

               (5) contractual arrangements existing on January 28, 2003, and any renewals, extensions, implementations or modifications thereof that are not materially adverse to the Note Investors that have been approved by a majority of the members of the Board of Directors of the Company who are Disinterested with respect to such transaction.

     (n) Entering into any transaction that would result in any Subsidiary of the Company material to the Company's satellite radio business not being wholly owned, directly or indirectly, by the Company other than pledges of the common stock of any Subsidiary of the Company permitted pursuant to the Note Purchase Agreement in connection with the Concurrent Financing Transactions;

     (o) Any optional redemption, repurchase or other acquisition of debt or equity securities or other debt obligations for cash of the Company or any Subsidiaries of the Company, which securities or obligations are pari passu with or junior to the Notes in right of payment, except to the extent permitted by (h) above;

     (p) Any authorization, creation, reclassification or issuance of any debt or equity securities or other debt obligations senior to (or otherwise having a preference over) or ranking pari passu with the Notes in right of payment or priority with respect to the security provided therefor or otherwise other than as permitted by the Concurrent Financing Transactions documents as in effect on January 28, 2003;

     (q) Any amendment, alteration or waiver of any provision of Article VIII hereof; or

     (r)  Agreeing or committing to do any of the foregoing.

     Section 5.2 Consent Rights Non-transferable. The consent rights conferred upon the Note Investors pursuant to Section 5.1 hereof are personal to the Note Investors and shall not be assignable or otherwise transferable other than to an Affiliate of a Note Investor or another Note Investor.

                                   ARTICLE VI.

                  RIGHT OF FIRST OFFER; ANTIDILUTION PROTECTION

     Section 6.1 Right of First Offer. The Company shall only issue Non-Public Capital Stock in a Private Financing Transaction in accordance with the following terms:

     (a) The Company shall not issue any Non-Public Capital Stock in a Private Financing Transaction unless it first delivers to each Investor who is then an Eligible Purchaser (as defined below) and who, in the case of Note Investors, purchases at least $10 million in aggregate principal amount at maturity of New Notes at the closing of the Concurrent Financing Transactions (each such Person being referred to in this Section 6 as a "Buyer"), a written notice (the "Notice of Proposed Issuance") specifying the type and total number of such shares of Non-Public Capital Stock that the Company then intends to issue (the "Offered Non-Public Capital Stock"), all of the material terms, including the price upon which the Company proposes to issue the Offered Non-Public Capital Stock and stating that the Buyers shall have the right to purchase the Offered Non-Public Capital Stock in the manner specified in this Section 6.1 for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance.

     (b) For a period of ten (10) calendar days from the date the Company delivers to all of the Buyers the Notice of Proposed Issuance (the "Ten Day Period"), the Buyers may elect to subscribe to purchase Offered Non-Public Capital Stock at the same price per share and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Buyer electing to purchase Offered Non-Public Capital Stock must give written notice of its election to the Company prior to the expiration of the Ten Day Period. If the Offered Non-Public Capital Stock is being offered as part of an investment unit together with debt or other instruments, any election by a Buyer to purchase Offered Non-Public Capital Stock shall also constitute an election to purchase a like portion of such debt or other instruments.

     (c) Each Buyer shall have the right to purchase that number of shares of the Offered Non-Public Capital Stock as shall be equal to the number of shares of the Offered Non-Public Capital Stock multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such Buyer plus all shares of Common Stock issuable upon conversion of all Convertible Securities then held by such Buyer and the denominator of which shall be the aggregate number of shares of Common Stock Deemed Outstanding. The amount of such Offered Non-Public Capital Stock that each Buyer is entitled to purchase under this Section 6 shall be referred to as its "Proportionate Share."

     (d) Each Buyer shall have a right of oversubscription such that if any other Buyer fails to elect to purchase his or its full Proportionate Share of the Offered Non-Public Capital Stock, the other Buyer(s) shall, among them, have the right to purchase up to the balance of such Offered Non-Public Capital Stock not so purchased. The Buyers may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the Offered Non-Public Capital Stock by so indicating in their written notice given during the Ten Day Period. If, as a result thereof, such oversubscription elections exceed the total number of the Offered Non-Public Capital Stock available in respect to such oversubscription privilege, the oversubscribing Buyers shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Proportionate Share or as they may otherwise agree among themselves.

     (e) If all of the Offered Non-Public Capital Stock has not been subscribed for by the Buyers pursuant to the foregoing provisions, then the Company shall have the right, until the expiration of one-hundred eighty (180) consecutive days commencing on the first day immediately following the expiration of the Ten Day Period, to issue the Offered Non-Public Capital Stock not purchased by the Buyers at not less than, and on terms no more favorable in any material respect to the purchaser(s) thereof than, the price and terms specified in the Notice of Proposed Issuance. If such remaining Offered Non-Public Capital Stock is not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the Offered Non-Public Capital Stock.

     (f) The Company may proceed with the issuance of Non-Public Capital Stock without first following the foregoing procedures provided that within ten (10) days following the issuance of such Non-Public Capital Stock, the Company or the purchaser of the Non-Public Capital Stock undertakes steps substantially similar to those described above to offer to all Buyers the right to purchase from such purchaser or from the Company such amount of such Non-Public Capital Stock at the same price and terms applicable to the purchaser's purchase thereof as is necessary for the Buyers to maintain the same ownership percentage of the Company on a fully diluted basis as existed prior to such issuance of Non-Public Capital Stock.

     (g) Notwithstanding the foregoing, the Right of First Offer described in this Section 6 shall not apply with respect to the issuance of Excluded Securities or to any Investor who is not an Eligible Purchaser. For purposes of this Section 6, any Investor shall be an "Eligible Purchaser" with respect to a proposed issuance of Non-Public Capital Stock if such Investor meets the Company's reasonable requirements for investors generally (such as being an Accredited Investor or Qualified Institutional Buyer) to purchase Non-Public Capital Stock in the particular Private Financing Transaction.

     (h) The rights granted under this Section 6.1 are personal to the Investors and shall not be assignable or otherwise transferable other than to an Affiliate of an Investor.

     Section 6.2 Antidilution Protection.

     (a) In the event that, at a time when Series C Convertible Preferred Stock is then outstanding, the Company grants any Antidilution Protection to any purchaser(s) of 1% or more (on a fully diluted basis) of the Capital Stock which would (if granted to the holders of the Series C Convertible Preferred Stock) be materially more favorable (taken as a whole) to the holders of the Series C Convertible Preferred Stock than the Antidilution Protection then applicable to the Series C Convertible Preferred Stock (a "New Antidilution Protection"), then if the holders of a majority of the Series C Convertible Preferred Stock outstanding so elect by written notice to the Company, the Company and the Series C Investors shall use their best efforts to take all steps determined in good faith by the Board of Directors to be reasonably necessary to provide (and the Investors and their Permitted Transferees, other than Permitted Transferees of Common Stock sold pursuant to an effective registration statement or Rule 144 or Rule 145 under the Securities Act of 1933, as amended) shall vote in favor of any amendment to the Certificate of Designation of the Series C Convertible Preferred Stock which may be necessary), as nearly as practicable under the circumstances and consistent with the other terms of Certificate of Designation for the Series C Convertible Preferred Stock, the New Antidilution Protection to the holders of the Series C Convertible Preferred Stock as a replacement for the Antidilution Protection then applicable to the Series C Convertible Preferred Stock.

     (b) In the event that a New Antidilution Protection is granted to the holders of the Series C Convertible Preferred Stock as a replacement for the Antidilution Protection then applicable to the Series C Convertible Preferred Stock, if the Note Investors holding a majority of the outstanding aggregate principal amount at maturity of the New Notes so elect, the Company and the Note Investors shall use their best efforts to take all steps determined in good faith by the Board of Directors to be reasonably necessary to provide, as nearly as practicable under the circumstances and consistent with the GM Note Purchase Agreement, the New Note Purchase Agreement, the Notes and this Agreement, the New Antidilution Protection to the Note Investors.

                                  ARTICLE VII.

                                  MISCELLANEOUS

     Section 7.1 Amendment and Restatement. This Agreement hereby restates, amends and supersedes the January 2003 Agreement.

     Section 7.2 Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission addressed to each Party at its address for notices specified on Schedule I attached hereto, or at such other address, or to the attention of such officer, as any Party shall have furnished to each other Party in writing pursuant to this Section 7.2. Such notice shall be deemed to have been received: (i) three
(3) Business Days after the date of mailing if sent by certified or registered mail, (ii) one (1) Business Day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding Business Day after transmission by facsimile with confirmation of receipt.

     Section 7.3 Amendment. Any term of this Agreement may be amended only with the written consent of (a) the Company, (b) Investors holding, (i) in the case of amendments to provisions of this Agreement generally, 75% of the aggregate of the Common Stock Deemed Outstanding held by Investors, and (ii) in the case of any non-material change or technical correction of this Agreement, a majority of the aggregate of the Common Stock Deemed Outstanding held by Investors, (c) in the case of amendments to Section 6.1 or 6.2(a) of this Agreement, in addition to the consents listed in clauses (a) and (b) of this Section, at least 66-2/3% of the aggregate of the Common Stock Deemed Outstanding held by Series C Investors, (d) in the case of amendments to Section 6.1 or 6.2(b) of this Agreement, in addition to the consents listed in clauses (a) and (b) of this Section, at least 66-2/3% of the aggregate principal amount at maturity of the then outstanding Notes, and (e) in the case of amendments to Section 5.1 of this Agreement, in addition to the consents listed in clauses (a) and (b) of this Section, greater than 75% of the aggregate principal amount at maturity of the then outstanding Notes held by the Note Investors; provided, however, that in the event the rights, preferences or obligations hereunder of one or more Investors are being amended in a manner that is materially adverse to such Investors and in a manner that is different from those of other Investors, such rights, preferences or obligations may be so amended only with the consent of the Investors holding at least 75% in the aggregate of the Common Stock Deemed Outstanding held by Investors whose rights, preferences or obligations are being materially adversely amended in such different manner. Any amendment effected in accordance with this Section 7.3 shall be binding upon each Investor and the Company.

     Section 7.4 Specific Performance. Each Party acknowledges (i) that it will be impossible to measure in money the damage to each other Party if any of them or any legal representative of any Party fails to comply with any of the provisions of this Agreement, (ii) that every such provision is material, and (iii) that in the event of any such failure, the Company and the Investors will not have an adequate remedy at law or in damages. Accordingly, each Party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved Party without the posting of any bond or other security, to compel specific performance of all of the terms hereof and to prevent any disposition of shares of Capital Stock in contravention of any terms of this Agreement, and waives any defense thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability or relief in damages.

     Section 7.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF.

     EACH OF THE PARTIES ACKNOWLEDGES THAT (i) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED BUSINESS ENTITY CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING THIS SECTION 7.5, AND (ii) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS IT HAS DEEMED APPROPRIATE IN CONNECTION WITH ITS DECISION TO ENTER INTO THIS AGREEMENT.

     Section 7.6 Parties In Interest. This Agreement shall be binding upon and shall inure to the benefit of each Party and their respective successors and assigns as provided for herein, and by their signatures hereto, and each Party intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

     Section 7.7 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 7.8 Plural; Singular. When used herein, the singular of each term includes the plural and the plural of each term includes the singular.

     Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one agreement and any Party hereto may execute this Agreement by signing any such counterpart.

     Section 7.10 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 7.11 Future Assurances. Each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the Parties as expressed herein.

     Section 7.12 Termination. This Agreement shall be immediately terminated upon any of the following: (i) the unanimous written consent to the termination hereof by the Parties hereto, (ii) the dissolution, bankruptcy or receivership of the Company, or (iii) at such time as only one (1) Investor remains a Party hereto. This Agreement shall be immediately terminated as to any Party that transfers all of its Capital Stock to any Person that is not an Affiliate of such Party.

                                  ARTICLE VIII.

                                    COVENANTS

     The Obligors hereby covenant and agree with each Note Investor who is a holder of consent rights under Section 5.1 (after giving effect to Section 5.2) of this Agreement as follows:

     Section 8.1. Restricted Payments. Neither of the Obligors shall directly or indirectly (through a Material Subsidiary or otherwise): (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of either Obligor (including any payment in connection with any merger or consolidation involving an Obligor) or to the direct or indirect holders of such Equity Interests in their capacities as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of an Obligor and cash in lieu of fractional interests not to exceed 1% of the Equity Interests distributed or paid); (ii) other than pursuant to a Parent Company Merger, purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving an Obligor) any Equity Interests of an Obligor (other than any such Equity Interests owned by an Obligor or any of its Material Subsidiaries) or any Affiliate of an Obligor (other than any of its Material Subsidiaries); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes except a payment of interest or a payment of principal at Stated Maturity thereof; or (iv) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"). So long as no Default has occurred and is continuing or would be caused thereby, the foregoing provisions shall not prohibit: (1) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of an Obligor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of an Obligor) of, Equity Interests of the Company (other than Disqualified Stock) and cash payments in lieu of fractional interests not to exceed 1% of the Equity Interests so redeemed, repurchased, retired, defeased or otherwise acquired; (2) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of an Obligor in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary of an Obligor) of, Permitted Refinancing Indebtedness; (3) the declaration or payment of any dividend or distribution by a Wholly Owned Subsidiary of an Obligor to the holders of its common Equity Interests; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of The Company or any Subsidiary thereof held by any member of such Obligor's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of January 28, 2003; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period; (5) the purchase of any Subordinated Indebtedness of an Obligor at a purchase price not greater than 100% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, following an Asset Sale in accordance with provisions similar to those contained in Section 8.4; provided, however, that prior to making any such purchase the Obligor has made the Asset Sale Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Asset Sale Offer; (6) making payments to dissenting shareholders pursuant to applicable law in connection with a consolidation or merger of an Obligor made in compliance with the provisions of this Agreement; (7) Investments, other than Permitted Investments, in an amount equal to 100% of Total Incremental Equity determined as of the date any such Investment is made; (8) the purchase of (a) any Subordinated Indebtedness of an Obligor at a purchase price not greater than 101% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, in the event of a Change of Control in accordance with provisions similar to those of Section 8.7 or (b) any Preferred Stock of an Obligor at a purchase price not greater than 101% of the liquidation preference thereof, together with accrued dividends, if any, in the event of a Change of Control in accordance with provisions similar to those of Section 8.7; provided, however, that, in each case, prior to such purchase the Obligors have made the Change of Control Offer required by this Agreement with respect to the Notes and have purchased all Notes validly tendered for payment in connection with such Change of Control Offer; (9) the payment of any dividend required pursuant to the Tax Sharing Agreement, as such is in effect on January 28, 2003; and (10) any payments required by Section 9.7(b) of the New Note Purchase Agreement (as defined in this Agreement).

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by an Obligor pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of such Obligor whose Board Resolution with respect thereto shall be conclusive. Such Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value of such assets or securities exceeds $20,000,000.

     Section 8.2. Dividend and Other Payment Restrictions Affecting Material Subsidiaries. Neither of the Obligors shall, or permit any of the Material Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Material Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to such Obligor or any of its Material Subsidiaries or with respect to any other interest or participation in, or measured by, its profits or pay any indebtedness owed to either of the Obligors or any of the Material Subsidiaries, (b) make loans or advances to either of the Obligors or any of the Material Subsidiaries, (c) transfer any of its properties or assets to either of the Obligors or any of the Material Subsidiaries, or (d) guarantee any Indebtedness of either of the Obligors or any of the Material Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) Existing Indebtedness as in effect on January 28, 2003, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness or Indebtedness pursuant to the Concurrent Financing Transactions, as in effect on January 28, 2003;

     (2) Indebtedness pursuant to the Notes and this Agreement;

     (3) applicable law;

     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by either of the Obligors or any of the Material Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

     (5) customary non-assignment provisions in leases or contracts or real property mortgages or related documents entered into in the ordinary course of business and consistent with past practices;

     (6) purchase money obligations, Capital Lease Obligations or mortgage financings that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph;

     (7) any agreement for the sale or other disposition of a Material Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

     (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Section 8.3. Incurrence of Indebtedness and Issuance of Preferred Stock. Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and neither of the Obligors shall issue any Disqualified Stock.

     Neither of the Obligors shall incur any Indebtedness (including Permitted
Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Obligor unless such Indebtedness is also contractually subordinated to the Notes on substantially identical terms; provided, however, that no Indebtedness of such Obligor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Obligor solely by virtue of being unsecured.

     The provisions of the first paragraph of this Section 8.3 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by an Obligor of Pari Passu Indebtedness in an aggregate principal amount (including the aggregate principal amount of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i)), which does not exceed $100,000,000 (in the aggregate for both Obligors), provided that (A) no more than $50,000,000 thereof (less any amount of Indebtedness incurred under clause
(xii) below) may consist of Indebtedness under revolving credit working capital facilities entered into with one or more commercial bank or similar institutional lenders and (B) none of which may consist of Indebtedness under any other type of borrowing arrangement with a commercial bank or similar institutional lender;

     (ii) unsecured Subordinated Indebtedness or Disqualified Stock of an Obligor incurred to finance the construction, expansion, development or acquisition of music libraries and other recorded music programming, furniture, fixtures and equipment (including satellites, ground stations and related equipment) if such Subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes;

     (iii) unsecured Subordinated Indebtedness or Disqualified Stock of an Obligor in an aggregate principal amount (or liquidation preference, as applicable) (including the aggregate principal amount (or liquidation preference, as applicable) of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock, as applicable, incurred pursuant to this clause (iii)) at any time outstanding not to exceed the product of (a) $100.00 and (b) the number of Subscribers at such time if such Subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes;

     (iv) the incurrence by an Obligor or a Material Subsidiary of Existing Indebtedness and the incurrence by an Obligor or a Material Subsidiary of Indebtedness pursuant to the Concurrent Financing Transactions;

     (v) the incurrence by the Obligors of the Indebtedness represented by the Notes;

     (vi) the incurrence by an Obligor or a Material Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of (A) replacement satellites and related equipment and launches in an aggregate principal amount (or initial accreted value if such indebtedness is issued with original issue discount), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi)(A), not to exceed $200,000,000 at anytime outstanding in the aggregate for both of the Obligors and all of the Material Subsidiaries and (B) property, plant or equipment used in the business of such Obligor or Material Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi), not to exceed $30,000,000 at any time outstanding in the aggregate for both of the Obligors and all of the Material Subsidiaries;

     (vii) the incurrence by an Obligor or a Material Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under clauses
(i), (ii), (iii), (iv), (v), (vi), (xii), (xiii), (xiv) or (xv) of this paragraph;

     (viii) the incurrence by an Obligor or a Material Subsidiary of intercompany Indebtedness between or among such Obligor and any of its Material Subsidiaries; provided, however, that: (a) if such Obligor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and (b)
(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than such Obligor or a Material Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either such Obligor or a Material Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Obligor or such Material Subsidiary, as the case may be, that was not permitted by this clause (viii);

     (ix) the incurrence by an Obligor of Hedging Obligations that are incurred for the sole purpose of fixing or hedging (x) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding or (y) fluctuation in currency values;

     (x) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant;

     (xi) the incurrence by an Obligor of additional Indebtedness (including Acquired Debt) or Disqualified Stock in an aggregate principal amount (or liquidation preference or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (xi), not to exceed $30,000,000 in the aggregate for both Obligors;

     (xii) Indebtedness the proceeds of which are utilized solely to finance working capital in an aggregate principal amount not to exceed the lesser of (a) $50,000,000 and (b) 80% of Qualified Receivables (in the aggregate for both Obligors);

     (xiii) financing provided by a satellite or satellite launch vendor or Affiliate thereof of all or part of the cost of construction, launch and insurance of one or more replacement satellites or satellite launches relating to such satellites provided by such vendor or its Affiliates;

     (xiv) Indebtedness for which the Obligors have received consent of the Note Investors in accordance with Section 5.1 of this Agreement;

     (xv) any Qualified Sale and Leaseback Transaction; and

     (xvi) the incurrence by the Obligor of Reissued Pari Passu Indebtedness and Indebtedness ("Satellite Insurance Shortfall Indebtedness") up to the amount of any Satellite Insurance Shortfall, it being understood that any such Reissued Pari Passu Indebtedness shall not reduce the amount of Pari Passu Indebtedness the Obligors are permitted to issue under Section 8.3(i).

     For purposes of determining compliance with this Section 8.3, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above, an Obligor shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 8.3 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses.

     Section 8.4. Asset Sales. Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, consummate an Asset Sale unless (x) such Obligor or Material Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of; (y) such fair market value shall be determined by such Obligor's Board of Directors (whose good faith determination shall be conclusive) and evidenced by a Board Resolution; and (z) at least 75% of the consideration received therefore by such Obligor or Material Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on such Obligor's or Material Subsidiary's most recent balance sheet or in the notes thereto) of such Obligor or Material Subsidiary (other than contingent liabilities and liabilities that are by their terms contractually subordinated in right of payment to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such Obligor or Material Subsidiary from further liability and (B) any securities, notes or other obligations received by such Obligor or Material Subsidiary from such transferee that are converted by such Obligor or Material Subsidiary into cash (to the extent of the cash received in that conversion) within 30 days of receipt thereof, shall be deemed to be cash for purposes of this provision.

     A transfer of assets by the Company to a Material Subsidiary or by a Material Subsidiary to an Obligor or to another Material Subsidiary, and an issuance of Equity Interests by a Material Subsidiary to an Obligor or to another Material Subsidiary, shall not be deemed to be an Asset Sale. Any Restricted Payment that is permitted by Section 8.1 hereof will not be deemed to be an Asset Sale.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Obligor or a Material Subsidiary may (a) apply the Net Proceeds from such Asset Sale, at its option, (i) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, or Voting Stock of a Subsidiary engaged in a Permitted Business (other than any such Voting Stock owned or held by an Obligor or a Material Subsidiary), (ii) to make a capital expenditure, or (iii) to acquire other assets that are used or useful in a Permitted Business that have an expected useful life of one year or longer;
(b) enter into a legally binding agreement to apply such Net Proceeds as described in the preceding clause (a) within six months after such agreement is entered into and apply such Net Proceeds in accordance with the terms of such agreement or the provisions of clause (a) above; provided that if such agreement terminates such Obligor shall have until the earlier of (i) 90 days after the date of such termination and (ii) six months after the date of the Asset Sale resulting in such Net Proceeds to effect such an application; or (c) permanently repay (and reduce the commitments with respect to) Pari Passu Indebtedness and the Notes, pro rata. Pending the final application of any such Net Proceeds, the Obligor or a Material Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10,000,000, the Obligors shall commence an offer (an "Asset Sale Offer") pursuant to this Section 8.4 to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Agreement with respect to offers to purchase or redeem with the proceeds of sales of assets (including the Indebtedness under the Indenture) to purchase the maximum principal amount (or, if applicable, accreted value) of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value of the Notes or the accreted value or principal amount (as appropriate) of such Pari Passu Indebtedness, plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 8.4. To the extent that the aggregate amount of Accreted Value of the Notes tendered pursuant to an Asset Sale Offer, together with any accrued and unpaid interest thereon, is less than the Excess Proceeds, the Obligors may use such difference for any purpose not otherwise prohibited by this Agreement or the New Note Purchase Agreement. If the aggregate Accreted Value of the Notes and accreted value or principal amount (as appropriate) of such Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of the Notes and the accreted value or principal amount (as appropriate) of such Pari Passu Indebtedness. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

     The Obligors shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Agreement, the Obligors shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Agreement by virtue of such conflict.

     In the event that the Obligors shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Obligors shall purchase the Accreted Value of Notes required to be purchased pursuant to this Section 8.4 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in cash.

     Any accrued and unpaid interest on the Notes so purchased shall be paid to the Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Obligors shall send a notice to the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 8.4 and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

     (d) that, unless the Obligors default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect

Purchase" on the reverse of the Note completed, to the Obligors at the address specified in the notice at least three days before the Purchase Date;

     (f) that Holders shall be entitled to withdraw their election if the Obligors receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

     (g) that, if the aggregate Accreted Value of Notes surrendered by Holders exceeds the Offer Amount, the Obligors shall select the Notes to be purchased on a pro rata basis; and

     (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Obligors shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered. The Obligors shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Obligors for purchase, and the Obligors shall promptly issue a new Note, and shall mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Obligors to the Holder thereof.

     Section 8.5. Transactions with Affiliates. Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (a) such Affiliate Transaction is on terms that are no less favorable to such Obligor or Material Subsidiary than those that would have been obtained in a comparable transaction by such Obligor or such Material Subsidiary with an unrelated Person; and (b) (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, if an opinion meeting the requirements set forth in clause
(ii) of this paragraph has not been obtained, such Affiliate Transaction has been approved by a majority of the members of such Obligor's Board of Directors who have no direct financial interest in such Affiliate Transaction (other than as a stockholder of such Obligor), and (ii) with respect to (x) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, or (y) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000 where none of the members of such Obligor's Board of Directors qualify as having no direct financial interest in such Affiliate Transaction (other than as a stockholder of such Obligor), such Obligor obtains an opinion as to the fairness to such Obligor or such Material Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided however that the following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this paragraph:

     (1) any transaction by an Obligor or any Material Subsidiary with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business consistent with industry practice which has been approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction;

     (2) any employment agreement or arrangement or employee benefit plan entered into by an Obligor or any of its Material Subsidiaries in the ordinary course of business of such Obligor or such Material Subsidiary;

     (3) transactions between or among an Obligor and its Material Subsidiaries;

     (4) payment of reasonable directors fees and provisions of customary indemnification to directors, officers and employees of an Obligor and its Material Subsidiaries;

     (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of an Obligor;

     (6) Restricted Payments that are permitted by the provisions of Section 8.1 hereof (other than clause (7) thereof);

     (7) transactions pursuant to the Tax Sharing Agreement;

     (8) contractual arrangements existing on January 28, 2003, and any renewals, extensions, implementations or modifications thereof that are not materially adverse to the Holders;

     (9) the Concurrent Financing Transactions (including all agreements evidencing the same in substantially the form provided to the Investors on December 19, 20 or 21, 2002 and arrangements contemplated thereby); and

     (10) a Parent Company Merger.

     Section 8.6. Liens. Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than (a) Permitted Liens and (b) Liens on any assets of an Obligor or its Material Subsidiaries securing Satellite Insurance Shortfall Indebtedness or Permitted Refinancing Indebtedness in respect thereof provided that the Notes shall be equally and ratably secured by such assets) upon any of their property or assets, now owned or hereafter acquired, other than any Liens for which the Obligors have received consent of the Note Investors (as defined therein) in accordance with Section
5.1 of this Agreement.

     Section 8.7. Offer to Purchase upon Change of Control.

     (a) Upon the occurrence of a Change of Control, the Obligors shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Obligors shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 8.7 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 and no later than 60 calendar days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrete or accrue interest; (4) that, unless the Obligors default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Obligors at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Obligors receive, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof. The Obligors shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Agreement, the Obligors will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of this Agreement by virtue of such conflict.

     (b) On the Change of Control Payment Date, the Obligors shall, to the extent lawful, accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer. The Obligors shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and shall promptly mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Obligors shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) The Obligors shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a

Change of Control Offer made by the Obligors and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Section 8.8. Limitation on Sale and Leaseback Transactions. Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, enter into any sale and leaseback transaction; provided that an Obligor may enter into a sale and leaseback transaction if: (i) the lease is for a period, including renewal rights, of not in excess of five years; (ii) the transaction is solely between such Obligor and any Material Subsidiary or solely between Material Subsidiaries; (iii) such Obligor or such Material Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Proceeds received from such sale in accordance with
Section 8.4 hereof; or (iv) such sale and leaseback transaction is a Qualified Sale and Leaseback Transaction.

     Section 8.9. Limitation on Issuances and Sales of Equity Interests of Material Subsidiaries. Neither of the Obligors (i) shall, or shall permit any of its Material Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in a Material Subsidiary of such Obligor to any Person or (ii) shall permit any of its Material Subsidiaries to issue any Equity Interests other than:

     (a) to an Obligor or another Material Subsidiary;

     (b) issuances of directors' qualifying shares to the extent necessary to comply with applicable law;

     (c) to the extent required by applicable law, issuances or transfers to nationals of the jurisdiction in which a Material Subsidiary is organized in an amount not to exceed 1% of the total Equity Interests of such Material Subsidiary;

     (d) distributions of Capital Stock other than Disqualified Stock to all common shareholders of a Material Subsidiary on a pro rata basis; or

     (e) the sale of all the Equity Interests in such Material Subsidiary (excluding the Company), provided that the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 8.4 hereof.

     Section 8.10. Insurance.

     (a) The Obligors shall obtain prior to the launch of each satellite and shall maintain launch insurance with respect to each satellite launch covering the period from the launch to 180 days following the launch of each satellite in an amount equal to or greater than the sum of (1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced, (2) the cost to launch a replacement satellite pursuant to the contract whereby a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that the Obligors have reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Obligors' best estimate of the cost of such comparable insurance (in each case such costs being determined as of the date such insurance is procured by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution). Notwithstanding the foregoing, at any time when the Obligors have two primary satellites in orbit and fully functioning, the Obligors shall not be obligated to obtain insurance pursuant to this paragraph (a) with respect to the launch of any satellite that the Obligors do not intend to use as a replacement for one of the two primary satellites used by them to provide the XM Radio Service.

     (b) The Obligors shall maintain full in-orbit insurance with respect to each satellite they own and launch in an amount at least equal to the sum of (1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced (or such percentage of replacement value as is then reasonably obtainable in the insurance market at a commercially reasonable cost), (2) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that the Obligors have reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Obligors' best estimate of the cost of such comparable insurance (provided, however, that with respect to any satellite as to which there has been an insured loss, the required amount of such insurance shall equal the lesser of such sum and the amount reasonably obtainable in the insurance market at a commercially reasonable cost, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution). The in-orbit insurance required by this paragraph shall provide that if 50% or more of a satellite's capacity is lost, the full amount of insurance shall become due and payable, and that if a satellite is able to maintain more than 50% but less than 100% of its capacity, a portion of such insurance shall become due and payable.

     (c) In the event that the Obligors receive proceeds from insurance relating to any satellite, the Obligors shall be entitled to use all or any portion of such proceeds for any purpose, including (1) to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds, (2) to develop and construct a replacement satellite, or (3) general corporate purposes.

     Section 8.11. Merger, Consolidation, or Sale of Assets.

     (a) Neither of the Obligors shall, directly or indirectly, consolidate or merge with or into (whether or not such Obligor is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Obligor and its Material Subsidiaries taken as a whole, in one or more related transactions to, another Person unless
(i) such Obligor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Obligor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than such Obligor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Obligors under the Registration Rights Agreement, the Security Agreements, the Intercreditor Agreements, the Notes and this Agreement pursuant to agreements in a form reasonably satisfactory to the Majority Holders, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) such Obligor or the Person formed by or surviving any such consolidation or merger (if other than such Obligor), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Obligor immediately preceding the transaction and (B) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of such Obligor's latest four fiscal quarters for which consolidated financial statements of such Obligor are available immediately preceding the date of such transaction, have a ratio of Total Consolidated Indebtedness to Adjusted Consolidated Operating Cash Flow for such four-quarter period less than 6.0 to
1.0. In addition, each Obligor shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 8.11(a) shall not be applicable to a consolidation, merger, sale, assignment, transfer, conveyance or other disposition of properties or assets between or among (i) either Obligor and its Material Subsidiaries or (ii) the Obligors.

     (b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Obligor in accordance with Section 8.11(a) hereof, the successor corporation formed by such consolidation or into or with which such Obligor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to such "Obligor" shall refer instead to the successor corporation), and may exercise every right and power of such Obligor under this Agreement with the same effect as if such successor Person had been named as such Obligor herein; provided, however, that the predecessor Obligor shall not be relieved from the obligation to pay the principal of and interest (and premium, if any) on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Obligor's assets that meets the requirements of Section 8.11(a) hereof.

     Section 8.12. Definitions.

     (a) Capitalized terms used but not defined in this Article VIII shall have the respective meanings set forth in the New Note Purchase Agreement.

     (b) For purposes of Section 8.3(xvi), the following terms have the indicated meanings:

     "Comprehensive Satellite Insurance Settlement" means a written agreement entered into between the Company and/or XM and the insurance companies that issued the insurance on XM-Rock and XM-Roll, which agreement resolves all or substantially all of the claims made by XM or the Company under its satellite insurance policies with regard to XM-Rock and XM-Roll and

*****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

     "Reissued Pari Passu Indebtedness" means any Pari Passu Indebtedness issued on a date after June 1, 2003 in an amount not to exceed:

     (i) the aggregate principal amount of all Pari Passu Indebtedness retired or redeemed prior to stated maturity after June 1, 2003 and during the Applicable Period by XM, the Company or a Wholly-Owned Subsidiary of XM or the Company, less

     (ii) the aggregate principal amount of all Reissued Pari Passu Indebtedness issued after June 1, 2003 and during the Applicable Period.

          If more than one such retirement or redemption of Pari Passu Indebtedness described in the preceding clause (i) is or was so effected, the principal amounts of such retired or redeemed Pari Passu Indebtedness shall be netted against the principal amounts of Reissued Pari Passu Indebtedness in the chronological order in which such retirements or redemptions were effected and such Reissued Pari Passu Indebtedness was issued (starting with the earliest occurring retirement or redemption and the earliest occurring issuance of Reissued Pari Passu Indebtedness). Any such netted principal amounts of retired or redeemed Pari Passu Indebtedness and Reissued Pari Passu Indebtedness shall not be taken into account in calculating clause (i) or (ii) above, respectively.

For purposes of this definition, "Applicable Period" means the six-month period ending immediately prior to the issue date, or, if the issue date occurs on or after the date of the Comprehensive Satellite Insurance Settlement, the one-month period ending immediately prior to the issue date.

     Notwithstanding the foregoing, Pari Passu Indebtedness that is convertible into equity securities of XM or the Company and is then converted into equity securities of XM or the Company shall not be considered to be a retirement or redemption for these purposes, except to the extent that cash is paid to the holder of such retired or redeemed Pari Passu Indebtedness.

     "Satellite Insurance Shortfall" means the amount, determined as of the date of a Comprehensive Satellite Insurance Settlement, by which the sum of all payments to be made to XM or the Company under the Comprehensive Satellite Insurance Settlement is less than $[****].

     Section 8.13 Treatment of 12% Notes.

     The 12% Senior Secured Notes due 2010 of XM, guaranteed by the Company, issued in June 2003, plus any over-allotment amount issued in June or July 2003, not to exceed $200,000,000 in aggregate principal amount (the "12% Notes"), (i) are deemed to be

Indebtedness of the type described in, and shall be applied against the amount provided by, Section 8.3(vi)(A) hereof, up to the maximum amount specified therein; and (ii) to the extent applied under Section 8.3(vi)(A) hereof, shall not constitute Pari Passu Indebtedness for purposes of Section 8.3(i) hereof.

     For the avoidance of doubt, to the extent that actions taken by the Company or XM from and after January 28, 2003 through June 16, 2003 have resulted in the incurrence of Permitted Debt, such Indebtedness shall continue to be taken into account, and shall be applied against the maximum amount permitted, in determining whether approvals may be required under Section 5.1 hereof.

     Section 8.14 Definitions.

     Capitalized terms used in this Article VIII and not otherwise defined herein have the meanings set forth in the New Note Purchase Agreement.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.

XM SATELLITE RADIO HOLDINGS INC.


By: /s/ Joseph M. Titlebaum
    ---------------------------
Name: Joseph M. Titlebaum
Title: Executive Vice President

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

CLEAR CHANNEL INVESTMENTS, INC.


By: /s/ Randall T. Mays
    ---------------------------
Name:
Title:

   Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

GENERAL MOTORS CORPORATION


By: /s/ Anne T. Larin
    ---------------------------
Name: Anne T. Larin
Title: Assistant Secretary

   Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

DIRECTV ENTERPRISES, LLC


By:
    ---------------------------
Name:
Title:

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

MADISON DEARBORN CAPITAL PARTNERS III, L.P.
By Madison Dearborn Partners III, L.P., its general partner
By Madison Dearborn Partners LLC, its general partner


By: /s/ James N. Perry, Jr.
    ---------------------------
Name: James N. Perry, Jr.
Title: Managing Director


MADISON DEARBORN SPECIAL EQUITY III, L.P.
By Madison Dearborn Partners III, L.P., its general partner
By Madison Dearborn Partners LLC, its general partner


By: /s/ James N. Perry, Jr.
    ---------------------------
Name: James N. Perry, Jr.
Title: Managing Director


SPECIAL ADVISORS FUND I, LLC
By Madison Dearborn Partners III, L.P., its manager
By Madison Dearborn Partners LLC, its general partner


By: /s/ James N. Perry, Jr.
    ---------------------------
Name: James N. Perry, Jr.
Title: Managing Director

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

AEA XM INVESTORS I LLC                                  AEA XM INVESTORS II LLC
By XM Investors I LP, its Sole Member                   By XM Investors II LP, its Sole Member
By AEA XM Investors Inc., its General Partner           By AEA XM Investors Inc., its General Partner


By: /s/ Roger Freeman                                   By: /s/ Roger Freeman
    ---------------------------                             ---------------------------
Name: Roger Freeman                                     Name: Roger Freeman
Title: President                                        Title: President


AEA XM INVESTORS IA LLC                                 AEA XM INVESTORS IIA LLC
By XM Investors IA LP, its Sole Member                  By XM Investors IIA LP, its Sole Member
By AEA XM Investors Inc., its General Partner           By AEA XM Investors Inc., its General Partner


By: /s/ Roger Freeman                                   By: /s/ Roger Freeman
    ---------------------------                             ---------------------------
Name: Roger Freeman                                     Name: Roger Freeman
Title: President                                        Title: President

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

COLUMBIA XM SATELLITE PARTNERS III, LLC                 COLUMBIA XM RADIO PARTNERS, LLC
By: Columbia Capital III, L.L.C., its Managing Member   By Columbia Capital L.L.C., its Managing Member


By: /s/ Donald A. Doering                               By: /s/ Donald A. Doering
    ---------------------------                             ---------------------------
Name: Donald A. Doering                                 Name: Donald A. Doering
Title: Chief Financial Officer                          Title: Chief Financial Officer


COLUMBIA CAPITAL EQUITY PARTNERS III                    COLUMBIA CAPITAL EQUITY PARTNERS II
(QP), L.P.                                              (QP), L.P.
By Columbia Capital Equity Partners III, L.P.,          By Columbia Capital Equity Partners III, L.L.C.,
   its General Partner                                     its General Partner


By: /s/ Donald A. Doering                               By: /s/ Donald A. Doering
    ---------------------------                             ---------------------------
Name: Donald A. Doering                                 Name: Donald A. Doering
Title: Chief Financial Officer                          Title: Chief Financial Officer

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

BLACK BEAR FUND I, L.P.                                 BLACK BEAR FUND II, L.L.C.
By Eastbourne Capital Management, L.L.C.,               By Eastbourne Capital Management, L.L.C.,
  its general partner                                     its manager


By: /s/ Eric M. Sippel                                  By: /s/ Eric M. Sippel
    ---------------------------                             ---------------------------
    Eric M. Sippel                                          Eric M. Sippel
    Chief Operating Officer                                 Chief Operating Officer


BLACK BEAR OFFSHORE MASTER FUND LIMITED
By Eastbourne Capital Management, L.L.C., its investment adviser and attorney in fact


By:  /s/ Eric M. Sippel
    ---------------------------
     Eric M. Sippel
     Chief Operating Officer

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

HEARST COMMUNICATIONS, INC.


By: /s/ Kenneth A. Bronfin
    ---------------------------
Name: Kenneth A. Bronfin
Title: President, Hearst Interactive Media, a division
of Hearst Communications, Inc.

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

AMERICAN HONDA MOTOR CO., INC.


By: /s/ Thomas G. Elliott
    ---------------------------
Name: Thomas G. Elliott
Title: Executive Vice President

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

BAYSTAR CAPITAL II, L.P.
By BayStar Capital Management, LLC, its general partner


By:
    ---------------------------
Name:
Title:


BAYSTAR INTERNATIONAL II LTD.
By BayStar Capital Management LLC, its investment manager


By:
    ---------------------------
Name:
Title:


ROYAL BANK OF CANADA
By its agent, RBC Dominion Securities Corporation


By:
    ---------------------------
Name:
Title:


By:
    ---------------------------
Name:
Title:

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

SUPERIUS SECURITIES GROUP, INC. MONEY PURCHASE PLAN


By:
    ---------------------------
Name:
Title:

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

SF CAPITAL PARTNERS, LTD.


By:
    ---------------------------
Name:
Title:

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

MICHAEL W. HARRIS


-------------------------------

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

PAUL GREENWALD


-------------------------------

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

HUGHES ELECTRONICS CORPORATION


By: /s/ Patrick T. Doyle
    ---------------------------
Name: Patrick T. Doyle
Title: Vice President, Treasurer and Controller

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

AVDAN PARTNERS, L.P.


By:
    ---------------------------
Name:
Title:

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

NEERA SINGH and RAJENDRA SINGH JTWROS


-------------------------------


-------------------------------


HERSH RAJ SINGH EDUCATIONAL TRUST


By:


-------------------------------
Name:
Title: Trustee


-------------------------------
Name:
Title: Trustee


SAMIR RAJ SINGH EDUCATIONAL TRUST


By:


-------------------------------
Name:
Title: Trustee


-------------------------------
Name:
Title: Trustee

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

JOHN DEALY


/s/ John Dealy
-------------------------------

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

A.R. SANCHEZ, JR.


-------------------------------

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

GEORGE HAYWOOD


/s/ George Haywood
-------------------------------

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

PRISM PARTNERS OFFSHORE FUND                            PRISM PARTNERS I, L.P.
By: Weintraub Capital Management LLC,                   By: Weintraub Capital Management LLC,
   its Investment Manager                                  its Investment Manager


By:                                                     By:
    ---------------------------                            ---------------------------
Name: Jerald M. Weintraub                               Name:
Title:  Managing Partner                                Title:


PRISM PARTNERS II OFFSHORE FUND
By: Weintraub Capital Management LLC,
   its Investment Manager


By:
    ---------------------------
Name:
Title:

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

EVEREST CAPITAL MASTER FUND LP
By: Everest Capital Limited, its General
   Partner


By: /s/ Malcolm Stott
    ---------------------------
Name: Malcolm Stott
Title: Chief Operating Officer


By: /s/ Simon Onabowald
    ---------------------------
Name: Simon Onabowald
Title: Principal


EVEREST CAPITAL SENIOR DEBT FUND LP
By: Everest Capital Limited, its General
   Partner


By: /s/ Malcolm Stott
    ---------------------------
Name: Malcolm Stott
Title: Chief Operating Officer


By: /s/ Simon Onabowald
    ---------------------------
Name: Simon Onabowald
Title: Principal

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

U.S. TRUST COMPANY


By: /s/ David Williams
    ---------------------------
Name: David Williams
Title: Managing Director

    Signature Page to Third Amended and Restated Shareholders and Noteholders
                                   Agreement

                                    EXHIBIT A

                           Additional Note Purchasers

AEA
   AEA XM Investors IA LLC
   AEA XM Investors IIA LLC
Columbia Capital
   Columbia Capital Equity Partners II (QP), L.P.
   Columbia XM Radio Partners, LLC
   Columbia Capital Equity Partners III (QP), L.P.
   Columbia XM Satellite Partners III, LLC
Hughes Electronics Corporation
George Haywood
Hearst Communications, Inc.
BayStar Group
   BayStar Capital II, LP
   BayStar International II, Ltd.
   Royal Bank of Canada
American Honda Motor Co., Inc.
Superius Securities Group, Inc. Money Purchase Plan
John Dealy
Avdan Partners, L.P.
Michael W. Harris
Paul Greenwald
SF Capital Partners, Ltd.
Neera Singh and Rajendra Singh JWTROS
Hersh Raj Singh Educational Trust
Samir Raj Singh Educational Trust
A.R. Sanchez, Jr.
Prism Partners Offshore Fund
Prism Partners II Offshore Fund
Prism Partners I, L.P.
Everest Capital Master Fund LP
Everest Capital Senior Debt Fund LP
U.S. Trust Company

                                   SCHEDULE I

                NAMES, ADDRESSES AND FACSIMILE NUMBERS OF PARTIES

The Company:                            XM Satellite Radio Holdings Inc.              202-380-4500
                                        1500 Eckington Place, N.E.
                                        Washington, DC  20002
                                        Attention:  Joseph M. Titlebaum, Esq.

Clear Channel:                          Clear Channel Investments, Inc.               210-822-2299
                                        200 E. Basse Road
                                        San Antonio, TX  78209
                                        Attention: Ken Wyker, Esq.

Columbia:                               Columbia Capital LLC                          703-519-3904
                                        201 North Union Street, Suite 300
                                        Alexandria, Virginia 22314
                                        Attention: Mr. James B. Fleming

DIRECTV:                                DIRECTV Enterprises, Inc.                     310-964-4114
                                        2230 East Imperial Highway
                                        El Segundo, CA 90245
                                        Attention: Mr. Steven J. Cox

GM:                                     General Motors Corporation                    212-418-6258
                                        100 Renaissance Center
                                        Detroit, MI 48265 - 1000
                                        Attention: Anne Larin, Esq.

Telcom:                                 Telcom-XM Investors, L.L.C.                   703-873-4501
                                        7925 Jones Branch Drive, Suite 6300
                                        McLean, VA 22102
                                        Attention: Hal B. Perkins, Esq.

Madison:                                Madison Dearborn Partners, Inc.               312-895-1221
                                        Three First National Plaza
                                        Chicago, Illinois 60602
                                        Attention: Mr. James N. Perry

AEA XM:                                 AEA Investors Inc.                            212-702-0518
                                        65 E. 55th Street
                                        New York, New York 10022
                                        Attention: General Counsel

Black Bear Fund I, L.P.                 c/o Eastbourne Capital Management, L.L.C.     415-448-1210
Black Bear Fund II, L.L.C.              1101 Fifth Avenue, Suite 160
Black Bear Offshore Master Fund         San Rafael, CA 94901
  Limited

George Haywood                          c/o Cronin & Vris, LLP                        718-832-8292
                                        380 Madison Avenue
                                        24th Floor
                                        New York, New York 10017

Honda:                                  America Honda Motor Co., Inc.                 310-783-2210
                                        1919 Torrance Boulevard
                                        Torrance, California 90501-2746
                                        Attention: Shinichi Sakamoto

                                        Honda North America, Inc.                     310-781-4970
                                        700 Van Ness Avenue
                                        Torrance, California 90501
                                        Attention: Law Department

U.S. Trust Company                      3 Essex Square                                860-767-8057
                                        Essex, CT 06426

Hughes Electronics Corporation          200 N. Sepulveda Boulevard                    310-640-1734
                                        El Segundo, California 90245

Hearst Communications, Inc.             c/o Hearst Interactive Media                  212-582-7739
                                        959 Eighth Avenue
                                        New York, New York 10019
                                        Attn: President, Hearst Interactive Media

                                        The Hearst Corporation                        212-649-2035
                                        959 Eighth Avenue
                                        New York, New York 10019
                                        Attn: General Counsel

BayStar Group                           c/o BayStar Capital Management, LLC           415-272-5421
BayStar Capital II, LP                  80 E. Sir Francis Drake Blvd., Suite 2B
BayStar International II, Ltd           Larkspur, California 94939

Superius Securities Group, Inc. Money   Superius Securities Group, Inc.               201-568-9392
  Purchase Plan                         Money Purchase Plan 94 Grand Ave.
                                        Englewood, New Jersey 07631

John Dealy                              c/o XM Satellite Radio Holdings Inc.          202-380-4500
                                        1500 Eckington Place, NE
                                        Washington, District of Columbia 20002-2194

Avdan Partners, L.P.                    Avdan Partners, L.P.                          415-239-3946
                                        100 Shoreline Highway, Suite 185-A
                                        Mill Valley, California 94941

Michael W. Harris                       c/o Harris & Panels                           315-472-2481
                                        120 East Washington Street
                                        Suite 511
                                        Syracuse, New York 13202

Paul Greenwald                          c/o Harris & Panels                           315-472-2481
                                        120 East Washington Street
                                        Suite 511
                                        Syracuse, New York 13202

SF Capital Partners, Ltd.               c/o Staro Asset Management, LLC               414-294-7687
                                        3600 South Lake Drive

                                        St. Francis, Wisconsin 53235
                                        Attn:  Brian H. Davidson

Neera Singh and Rajendra Singh JWTROS   7925 Jones Branch Drive                       703-873-4501
Hersh Raj Singh Educational Trust       Suite 6400
Samir Raj Singh Educational Trust       McLean, Virginia 22102
                                        Attn: General Counsel

A.R. Sanchez, Jr.                       1920 Sandman                                  956-722-1017
                                        Laredo, Texas 78041

Prism Partners Offshore Fund            c/o Weintraub Capital Management LLC          415-288-8960
Prism Partner I, L.P.                   44 Montgomery Street, Suite 4100
Prism Partners II Offshore Fund         San Francisco, California 94104

Everest Capital Master Fund LP          c/o Everest Capital Limited                   441-292-2285
Everest Capital Senior Debt Fund LP     The Bank of Butterfield Building, 6th Floor
                                        65 Front Street
                                        Hamilton HM 12, Bermuda
                                        Attn: Compliance Officer

Royal Bank of Canada                    c/o RBC Dominion Securities Corporation       212-858-439
                                        165 Broadway
                                        One Liberty Plaza
                                        New York NY 10006
                                        Attention: Michael Frommer